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                              AMENDMENT TO APPENDIX B
                               AS OF NOVEMBER 1, 1998


Lincoln National Variable Annuity Account C
Lincoln Life Flexible Premium Variable Life Account M
Lincoln Life Variable Annuity Account N
Lincoln National Variable Annuity Account Q
Lincoln Life Flexible Premium Variable Life Account R

Lincoln National Life Insurance Company Separate Account 27
Lincoln National Life Insurance Company Separate Account 53

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf by its duly authorized officer on the date specified below.

Date:                              BT INSURANCE FUNDS TRUST

                                   By: Elizabeth Russell,
                                   Secretary

Date:                              BANKERS TRUST COMPANY

                                   By:  Irene S. Greenberg,
                                        Vice President

Date: THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts and as principal underwriter for its separate accounts

                                   By:  Kelly D. Clevenger,
                                        Vice President



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Exhibit A

Funds Available to            Name of Separate Accounts
the Separate Accounts         Utilizing Some or All of the Funds
---------------------         ----------------------------------

Please amend                  Please add Lincoln Life Flexible
Appendix A of the FPA         Premium Variable Life Account
and Exhibit A of the          S and Lincoln National Life
Admin Services Letter         Insurance Company Separate
to include the EAFE           Account 36
Index Fund